Exhibit 99.1

FOR IMMEDIATE RELEASE
May 12, 2020

Novanta Announces Financial Results
for the First Quarter 2020

•	First Quarter 2020 GAAP Revenue of $155.5 million
•	First Quarter 2020 GAAP Net Income of $11.9 million
•	First Quarter 2020 GAAP Diluted Earnings Per Share of $0.34
•	First Quarter 2020 Adjusted Earnings Per Share of $0.51
•	First Quarter 2020 Adjusted EBITDA of $27.6 million

BEDFORD, Mass., May 12, 2020 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the first quarter 2020.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	April 3,	March 29,
	2020	2019
GAAP
Revenue	$155.5	$157.2
Operating Income	$13.3	$14.4
Consolidated Net Income	$11.9	$12.3
Diluted EPS	$0.34	$0.35
Non-GAAP*
Adjusted Operating Income	$21.3	$22.8
Adjusted Diluted EPS	$0.51	$0.53
Adjusted EBITDA	$27.6	$28.2

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

First Quarter

“We are pleased with the company’s performance in the first quarter, especially considering the significant challenges caused by the COVID-19 pandemic. In the first quarter, we delivered above our guidance for revenue, Adjusted EBITDA, and Adjusted EPS, and I am very proud of how our employees have stepped up and pulled together in the face of adversity,” said Matthijs Glastra, Chief Executive Officer of Novanta. “Our most important concern is the health and well-being of our employees, and we have taken swift actions to ensure their safety. Around the world, all of our factories continue to operate, delivering essential products to our customers who serve medical end markets. We have taken decisive actions to protect our employees, our operations, and our financial position, to help weather the current downturn, and emerge strong when the global economy begins to recover.”

During the first quarter of 2020, Novanta generated GAAP revenue of $155.5 million, a decrease of $1.7 million, or 1.1%, versus the first quarter of 2019.  The Company’s acquisition activities resulted in an increase in revenue of $6.6 million, or 4.2%, compared to the first quarter of 2019.  Changes in foreign currency exchange rates year over year adversely impacted our revenue by $1.5 million, or 1.0%, during the first quarter of 2020.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was a decrease of 4.3% for the first quarter of 2020 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the first quarter of 2020, GAAP operating income was $13.3 million, compared to $14.4 million in the first quarter of 2019.  GAAP net income was $11.9 million in the first quarter of 2020, compared to $12.3 million in the first quarter of 2019.  GAAP diluted earnings per share (“EPS”) was $0.34 in the first quarter of 2020, compared to $0.35 in the first quarter of 2019.

Adjusted Diluted EPS was $0.51 in the first quarter of 2020, compared to $0.53 in the first quarter of 2019.  The Company ended the first quarter of 2020 with 35.6 million diluted weighted average shares outstanding.  Adjusted EBITDA was $27.6 million in the first quarter of 2020, compared to $28.2 million in the first quarter of 2019.

Operating cash flow for the first quarter of 2020 was $17.6 million, compared to $5.5 million in the first quarter of 2019. The Company completed the first quarter of 2020 with approximately $211.6 million of total debt and $73.7 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $143.1 million.

Financial Position

Novanta believes it has a strong balance sheet and has positioned the Company well to weather the economic disruptions caused by the COVID-19 pandemic. The Company believes that it has ample liquidity, with approximately $74 million in cash and cash equivalents as of the first quarter of 2020, and $375 million borrowing capacity under the Company’s revolving credit facility. The Company has no debt maturing until December 2024.  In addition, the Company has focused its near-term financial objectives on maximizing free cash flow and Adjusted EBITDA to position the Company well for the eventual recovery from the pandemic.

Given this, Novanta continues to focus on capital allocation decisions that drive our long-term strategies, including investing in our people, our capabilities and culture, investing in our new product development pipeline, as well as actively looking for the right strategic acquisition opportunities.

“While we expect the short-term impact of the pandemic to our financial results to be significant, it is consistent with what our customers will see across more than 45 different application areas,” said Robert Buckley, Chief Financial Officer. “We continue to lean into the near-term headwinds, as we are confident this will position us well in a recovery and thereafter.  We remain focused on leveraging our financial strength and our innovation to further our relationships with our customers, on attracting and retaining the best talent, and on identifying additional innovative companies to welcome to the Novanta family.”

Financial Guidance

For the second quarter of 2020, the Company expects GAAP revenue of approximately $130 million to $142 million. “In the first quarter, we saw strong bookings and shipments across the board, mostly driven by customers who wanted to secure additional inventory to protect against pandemic caused supply disruptions,” said Matthijs Glastra, “Although this led to strong performance in the first quarter, we believe it will result in lower sales in the second quarter. Regardless, our balance sheet is strong, as is our innovation line-up, and our portfolio is well positioned with exposure to long term secular trends in robotics and automation, healthcare productivity and precision medicine.”

Due to the impact of the COVID-19 pandemic on Novanta’s business, the uncertain duration and scope of the pandemic, and the uncertain timing of the global public health and economic recovery, the Company is not able at this time to reliably estimate the future impact on its operations and other financial results, including for the full year 2020.

Conference Call Information

The Company will host a conference call on Tuesday, May 12, 2020 at 10:00 a.m. ET to discuss these results.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.  Alternatively, the conference call can be accessed online via a live webcast on the Presentations and Events page of the Investor Relations section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, July 6, 2020.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Consolidated Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Consolidated Net Income and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance, including our financial outlook for the second quarter 2020; our estimates of the impact of the COVID-19 pandemic on our revenues; the Company’s liquidity position to weather and recover from the disruptions caused by the COVID-19 pandemic; expectations regarding market conditions; our product development pipeline; acquisition opportunities; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with the COVID-19 pandemic and events outside our control; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s withdrawal from the European Union and the actions of the current U.S. government, including its policies on trade tariffs and reactions from other countries to any new tariffs imposed by the U.S.; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or interruptions and delays in the delivery of our products to customers; production difficulties and product delivery delays or disruptions; our exposure to medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; changes in governmental regulations affecting our businesses or products; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our Quarterly Report on Form 10-Q for the quarter ended April 3, 2020, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	April 3,	March 29,
	2020	2019
Revenue	$155,468	$157,186
Cost of revenue	91,023	90,897
Gross profit	64,445	66,289
Operating expenses:
Research and development and engineering	15,334	13,997
Selling, general and administrative	30,755	31,847
Amortization of purchased intangible assets	3,445	3,998
Restructuring and acquisition related costs	1,661	2,054
Total operating expenses	51,195	51,896
Operating income	13,250	14,393
Interest income (expense), net	(1,678)	(2,044)
Foreign exchange transaction gains (losses), net	254	41
Other income (expense), net	83	(68)
Income before income taxes	11,909	12,322
Income tax provision/(benefit)	(38)	69
Consolidated net income	$11,947	$12,253

Earnings per common share:
Basic	$0.34	$0.35
Diluted	$0.34	$0.35

Weighted average common shares outstanding—basic	35,152	34,958
Weighted average common shares outstanding—diluted	35,561	35,474

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	April 3,	December 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$73,701	$78,944
Accounts receivable, net	89,556	91,078
Inventories	112,003	116,618
Prepaid expenses and other current assets	21,625	17,872
Total current assets	296,885	304,512
Property, plant and equipment, net	74,780	77,556
Operating lease assets	34,332	35,180
Intangible assets, net	155,498	166,175
Goodwill	268,719	274,710
Other assets	11,754	11,603
Total assets	$841,968	$869,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,871	$5,031
Accounts payable	48,419	52,585
Accrued expenses and other current liabilities	82,126	77,230
Total current liabilities	135,416	134,846
Long-term debt	206,752	215,334
Operating lease liabilities	33,036	34,108
Other long-term liabilities	53,661	68,276
Total liabilities	428,865	452,564
Stockholders’ Equity:
Total stockholders’ equity	413,103	417,172
Total liabilities and stockholders’ equity	$841,968	$869,736

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	April 3,	March 29,
	2020	2019
Cash flows from operating activities:
Consolidated net income	$11,947	$12,253
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,330	9,074
Share-based compensation	3,199	2,727
Deferred income taxes	(621)	(24)
Other	1,357	520
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	343	(5,403)
Inventories	1,919	(2,571)
Other operating assets and liabilities	(9,719)	(11,119)
Net cash provided by operating activities	17,755	5,457
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,319)	(2,429)
Payment of contingent consideration related to acquisition of technology assets	(2,632)	-
Other investing activities	(150)	24
Net cash used in investing activities	(5,101)	(2,405)
Cash flows from financing activities:
Repayments of term loan and revolving credit facilities	(1,250)	(4,600)
Repurchase of common stock	(5,500)	—
Other financing activities	(9,295)	(6,030)
Net cash provided by (used in) financing activities	(16,045)	(10,630)
Effect of exchange rates on cash and cash equivalents	(1,852)	(391)
Increase (decrease) in cash and cash equivalents	(5,243)	(7,969)
Cash and cash equivalents, beginning of period	78,944	82,043
Cash and cash equivalents, end of period	$73,701	$74,074

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	April 3,	March 29,
	2019	2019
Revenue
Photonics	$55,140	$59,225
Vision	69,008	65,936
Precision Motion	31,320	32,025
Total	$155,468	$157,186

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	April 3,	March 29,
	2020	2019
Photonics
Gross Profit (GAAP)	$24,661	$27,314
Gross Profit Margin (GAAP)	44.7%	46.1%
Amortization of intangible assets	754	592
Acquisition fair value adjustments	188	—
Adjusted Gross Profit (Non-GAAP)	$25,603	$27,906
Adjusted Gross Profit Margin (Non-GAAP)	46.4%	47.1%

Vision
Gross Profit (GAAP)	$26,575	$25,973
Gross Profit Margin (GAAP)	38.5%	39.4%
Amortization of intangible assets	1,574	1,522
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$28,149	$27,495
Adjusted Gross Profit Margin (Non-GAAP)	40.8%	41.7%

Precision Motion
Gross Profit (GAAP)	$13,908	$13,521
Gross Profit Margin (GAAP)	44.4%	42.2%
Amortization of intangible assets	406	197
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$14,314	$13,718
Adjusted Gross Profit Margin (Non-GAAP)	45.7%	42.8%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(699)	$(519)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(699)	$(519)

Novanta Inc.
Gross Profit (GAAP)	$64,445	$66,289
Gross Profit Margin (GAAP)	41.5%	42.2%
Amortization of intangible assets	2,734	2,311
Acquisition fair value adjustments	188	—
Adjusted Gross Profit (Non-GAAP)	$67,367	$68,600
Adjusted Gross Profit Margin (Non-GAAP)	43.3%	43.6%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended April 3, 2020
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision/(Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$13,250	8.5%	$11,909	$(38)	-0.3%	$11,947	$0.34
Non-GAAP Adjustments:
Amortization of intangible assets	6,179	4.0%	6,179
Restructuring costs	655	0.4%	655
Acquisition related costs	1,006	0.7%	1,006
Acquisition fair value adjustments	188	0.1%	188
Foreign exchange transaction (gains) losses, net			(254)
Tax effect on non-GAAP adjustments				1,484
Non-GAAP tax adjustments				32
Total non-GAAP adjustments	8,028	5.2%	7,774	1,516		6,258	0.17

Adjusted results (Non-GAAP)	$21,278	13.7%	$19,683	$1,478	7.5%	$18,205	$0.51

Weighted average shares outstanding - Diluted							35,561

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended March 29, 2019
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision/(Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$14,393	9.2%	$12,322	$69	0.6%	$12,253	$0.35
Non-GAAP Adjustments:
Amortization of intangible assets	6,309	4.0%	6,309
Restructuring costs	1,236	0.8%	1,236
Acquisition related costs	818	0.5%	818
Foreign exchange transaction (gains) losses, net			(41)
Tax effect on non-GAAP adjustments				1,598
Non-GAAP tax adjustments				80
Total non-GAAP adjustments	8,363	5.3%	8,322	1,678		6,644	0.18

Adjusted results (Non-GAAP)	$22,756	14.5%	$20,644	$1,747	8.5%	$18,897	$0.53

Weighted average shares outstanding - Diluted							35,474

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	April 3,	March 29,
	2020	2019
Consolidated Net Income (GAAP)	$11,947	$12,253
Net Income Margin	7.7%	7.8%
Interest (income) expense, net	1,678	2,044
Income tax provision/(benefit)	(38)	69
Depreciation and amortization	9,330	9,074
Share-based compensation	3,199	2,727
Restructuring and acquisition related costs	1,661	2,054
Acquisition fair value adjustments	188	—
Other, net	(337)	27
Adjusted EBITDA (Non-GAAP)	$27,628	$28,248
Adjusted EBITDA Margin (Non-GAAP)	17.8%	18.0%

Organic Revenue Growth (Non-GAAP):

Three Months Ended April 3, 2020 Compared to Three Months Ended March 29, 2019
Reported Revenue Growth/(Decline) (GAAP)	(1.1)%
Less: Change attributable to acquisitions	4.2%
Plus: Change due to foreign currency	1.0%
Organic Revenue Growth/(Decline) (Non-GAAP)	(4.3)%

Net Debt (Non-GAAP):

	April 3,	December 31,
	2020	2019
Total Debt (GAAP)	$211,623	$220,365
Plus: Deferred financing costs	5,209	4,187
Gross Debt	216,832	224,552
Less: Cash and cash equivalents	(73,701)	(78,944)
Net Debt (Non-GAAP)	$143,131	$145,608

Free Cash Flow (Non-GAAP):

	Three Months Ended
	April 3,	March 29,
	2020	2019
Cash Provided by Operating Activities (GAAP)	$17,755	$5,457
Less: Purchases of property, plant and equipment	(2,319)	(2,429)
Plus: Proceeds from sale of property, plant and equipment	-	24
Free Cash Flow (Non-GAAP)	$15,436	$3,052
Consolidated Net Income (GAAP)	$11,947	$12,253
Cash Provided by Operating Activities as a Percentage of Consolidated Net Income	148.6%	44.5%
Free Cash Flow as a Percentage of Consolidated Net Income	129.2%	24.9%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses..  The Company also excluded restructuring and acquisition related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring and acquisition related costs, and foreign exchange transaction gains (losses) for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above.

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Consolidated Net Income

The calculation of Adjusted Consolidated Net Income, is displayed in the tables above.  Because income before income taxes is included in determining Consolidated Net Income, the calculation of Adjusted Consolidated Net Income also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring and acquisition related costs, and foreign currency transaction gains (losses). In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Consolidated Net Income is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring and acquisition related costs, foreign currency transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Consolidated Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring and acquisition related costs, acquisition fair value adjustments, other non-operating income (expense) items, including foreign exchange gains (losses) and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Consolidated Net Income

The Company defines Free Cash Flow as cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Consolidated Net Income is defined as Free Cash Flow divided by Consolidated Net Income.  Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt, and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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